EXHIBIT 10.22


            FIRST AMENDMENT TO TRANSITION EMPLOYMENT AGREEMENT


          This First Amendment to Transition Employment Agreement dated as of this 15th day of December, 1995 (the "Amendment") by and between Foodbrands America, Inc., formerly known as Doskocil Companies Incorporated (the "Company"), and Horst O. Sieben (the "Executive").

          WHEREAS, the Company and the Executive entered into that certain Transition Employment Agreement dated November 1,
1994 (the "Agreement"); and

          WHEREAS, the Company and the Executive mutually desire to amend the Agreement; and

          WHEREAS, in connection with his agreement to become an employee of the Company, the Executive received a letter dated September 28, 1994 (the "Letter") from the Chairman, President and Chief Executive Officer of the Company setting forth certain provisions with respect to certain stock option grants to be made to the Executive; and

          WHEREAS, Section 8(b) of the Agreement is in conflict with certain provisions of the Letter and it is the intent of the parties hereto that the Letter and the Agreement be consistent;
and

          WHEREAS, the purpose of this Amendment is to incorporate certain provisions from the Letter into the Agreement so that the inconsistency between the Letter and the Agreement can be corrected; and

          WHEREAS, the Board of Directors of the Company has approved this Amendment at a meeting on December 14, 1995.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Company and the Executive hereby amend the Agreement as follows:

          1. The Amendment. Section 8(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

          (b) In the event of a Change of Control, all outstanding Company stock options, restricted shares or performance shares held by Executive shall vest on the date of such event provided
               Executive is an employee of the
               Company on such date.  In addition,
               for a period of six months following
               the date of a Triggering
               Termination, Executive will receive
               (i) the use of professional
               outplacement services by qualified
               consultants retained at Company
               expense; and (ii) the opportunity to
               purchase country club memberships
               covering Executive for the actual
               cost of the membership when
               originally purchased by the Company
               if such transfer is permitted by the
               country clubs.

          2. The Agreement. The term "Agreement" as used in the Transition Employment Agreement and in this Amendment shall hereafter mean the Transition Employment Agreement as amended by this Amendment. The Transition Employment Agreement, as amended hereby, shall continue in full force and effect in accordance with the terms thereof.

          3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first above written.


                               FOODBRANDS AMERICA, INC.



                               By: (R. Randolph Devening)
                                  R. Randolph Devening, Chairman,
                                  President and Chief Executive
                                  Officer



                               (Horst O. Sieben)
                               Horst O. Sieben